UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2011

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-8400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

In addition to historical information, this Form 8-K contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. When used in this report, the words “should”, “will”, “plans”, “may” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this Form 8-K. We undertake no obligation to publicly release any revisions to the forward-looking statements after the date of this document. You should carefully review the information described in this Form 8-K. You should also carefully review the risk factors described in our Annual Report on Form 10-K filed the Securities and Exchange Commission (the “SEC”) on March 11, 2011, and those described from time to time in our future reports filed with the SEC.

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Earth Friendly Energy Group Holdings, LLC, a Delaware limited liability company (“Earth Friendly”), Real Goods Alteris, LLC, a Delaware limited liability company that we wholly own (“Merger Sub”), and Riverside Renewable Energy Investments, LLC (“Riverside”), as agent for Earth Friendly. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Earth Friendly (the “Merger”) and the issued and outstanding limited liability company interests in Earth Friendly will be converted into the right to receive 8.0 million shares (the “Merger Shares”) of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). The Merger Shares are subject to increase, contingent on the completion of certain matters, as described in the Merger Agreement.

Earth Friendly owns all of the outstanding shares of Alteris Renewables, Inc. (“Alteris”), the largest design-build renewable energy company in the Northeast, with more than a dozen offices across seven states.

Our board of directors and the manager of Earth Friendly have approved the Merger, the Merger Agreement and the transactions contemplated therein. The closing of the Merger is subject to, among other matters, approval by our shareholders, with respect to which we intend to distribute an information statement as soon as practicable.

In connection with the Merger Agreement, Riverside and Gaiam, Inc., currently our majority shareholder, entered into a Preclosing Agreement pursuant to which Gaiam agreed to execute a written consent to approve the Merger and the Merger Agreement following distribution of our information statement. The Preclosing Agreement also provides that, at the closing of the Merger, Gaiam and Riverside will agree to enter into a Shareholders Agreement, and an Amended and Restated Registration Rights Agreement pursuant to which Riverside will have the same demand and piggyback registration rights as Gaiam currently has with respect to shares of our Class A Common Stock. The Shareholders Agreement will provide for certain rights to nominate members of our board of directors and will contain voting agreements by both Riverside and Gaiam. The Shareholders Agreement will also include nonsolicitation obligations by both Riverside and Gaiam and provide for a loan commitment by Riverside and Gaiam for up to $4.7 million which we may call through the end of 2011.

The Merger Agreement contains customary representations and warranties that we and Earth Friendly made to each other. The statements in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the agreements. While we do not believe that the schedules contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

The foregoing summary is qualified in its entirety by reference to the text of the Merger Agreement, which is attached as Exhibit 2.1. The Merger Agreement has been included to provide you with information regarding the terms of the transaction. It is not intended to provide any other factual information about us or Earth Friendly. Information concerning us can be found in the other public filings made with the SEC, which are available without charge at www.sec.gov.

A copy of our press release announcing the signing of the Merger Agreement is attached as Exhibit 99.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference. Upon closing, the Merger will be treated for accounting purposes as having occurred as of the date of the signing of the Merger Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. It is expected that the Merger Shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended, or another available exemption from registration as we may determine. In issuing the Merger Shares, we will rely upon the representations and warranties of Earth Friendly’s members in support of the satisfaction of the conditions contained in Regulation D or such other available exemption from registration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the signing of the Merger Agreement, on June 21, 2011 the size of our board of directors was increased to eight members. Pursuant to the terms of the Merger Agreement, Lynn Powers resigned as a director and our board appointed David Belluck and Steve Kaufman to our board on June 21, 2011. In addition, Mr. Belluck and Jirka Rysavy were appointed to serve as the members of a new executive committee, with Mr. Rysavy serving as Chairperson of that committee.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date this Form 8-K.

(b)	Pro Forma Financial Information.

The financial statements required by Item 9.01(b) will be filed by amendment not later than 71 days after the date this Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger effective as of June 21, 2011 among Real Goods Solar, Inc., Earth Friendly Energy Group Holdings, LLC (“Earth Friendly”), Real Goods Alteris, LLC and Riverside Renewable Energy Investments, LLC, as agent for Earth Friendly.

99.1	Press release dated June 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John Jackson
John Jackson
Secretary

Date: June 27, 2011

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